Exhibit (c)(3)
P R O J E C T W R I G L E Y March 10, 2010 S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L SURETY BENCHMARKING ANALYSIS Highly Confidential PRELIMINARY WORKING DRAFT

This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client's subsidiaries, other than CNA Surety Corp. and its subsidiaries, the "Company") in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan. The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan's opinions and estimates constitute J.P. Morgan's judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects. Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by J.P. Morgan. J.P. Morgan's policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. J.P. Morgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors. IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties. J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by a combination of J.P. Morgan Securities LLC, J.P. Morgan plc, J.P. Morgan Securities Ltd. and the appropriately licensed subsidiaries of JPMorgan Chase & Co. in Asia-Pacific, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, N.A. J.P. Morgan deal team members may be employees of any of the foregoing entities. P R O J E C T W R I G L E Y

Total Surety industry Consolidated Surety LOB statutory financials - $ millions Source: U.S. Department of Treasury Financial Management Service Bureau; Federal T-listings updated as of 9/21/10; The Surety & Fidelity Association of America; A.M. Best 2010 P&C Aggregates & Averages, SNL Financial 1 Calculated as direct losses incurred plus direct defense and cost containment expense incurred as a percent of direct premiums earned; includes the impact of prior reserve development 2 Calculated as commissions and brokerage expenses, plus taxes, licenses and other fees as a percent of direct premiums written 3 Excludes policyholder dividends and includes the impact of prior reserve development Surety industry rankings - $ millions 1 P R O J E C T W R I G L E Y

Macroeconomic indicators Source: Federal Reserve Bank of St. Louis, U.S. Census Bureau, AIA Economics & Market Research Group; Surety & Fidelity Association of America; Blue Chip Financial Forecasts; United States Census Bureau Note: Total amounts may not sum exactly due to rounding 1 Y-o-Y real GDP growth 2 Index serves as a leading economic indicator of non-residential construction spending 3 Preliminary results for construction spending data ($ billions) 2 P R O J E C T W R I G L E Y

Top 10 Surety writers (excluding CNA Surety) Consolidated Surety LOB statutory financials - $ millions Source: SNL Financial Note: Based on consolidated statutory financial information; restated for acquisition activity 1 Calculated as direct losses incurred plus direct defense and cost containment expense incurred as a percent of direct premiums earned; includes the impact of prior reserve development 2 Calculated as commissions and brokerage expenses, plus taxes, licenses and other fees as a percent of direct premiums written 3 Excludes policyholder dividends and includes the impact of prior reserve development 3 P R O J E C T W R I G L E Y

Wrigley historical forecasts compared to actuals 4 P R O J E C T W R I G L E Y

CNA Surety historical performance metrics Source: Company filings 1 GAAP loss ratio attributable to development is calculated as development for period divided by net earned premium for period. Loss ratio excluding development is calculated as loss and loss adjustment expense for period, less development, divided by earned premiums for period. 2 Statutory loss ratio for accident year (initial loss pick) is based on loss and loss adjustment expense as determined in year premium was earned. Statutory loss ratio for accident year (developed loss pick) is based on the latest available (12/31/10) estimation of loss and loss adjustment expense for a given accident year. For 2000 - 2005, assumes ULAE of 2.2% 5 P R O J E C T W R I G L E Y

PRELIMINARY WORKING DRAFT

Travelers Ins. Cos.

Disclosed GAAP Surety LOB performance - $ millions

	2000	2001	2002	2003	2004[1]	2005	2006	2007	2008	2009	2010	Trailing average 1-yr	3-yr	5-yr	10-yr
Fidelity & Surety LOB															
Net premiums written					**$967**	**$1,026**	**$1,125**	**$1,152**	**$1,070**	**$1,000**	**$995**				
YoY growth						*6.1%*	*9.6%*	*2.4%*	*(7.1%)*	*(6.5%)*	*(0.5%)*	(0.5%)	(4.7%)	(0.4%)	0.7%
Net premiums earned					**$881**	**$1,053**	**$1,093**	**$979**	**$1,063**	**$1,015**	**$1,023**				
YoY growth					*NA*	*19.5%*	*3.8%*	*(10.4%)*	*8.6%*	*(4.5%)*	*0.8%*	0.8%	1.6%	(0.4%)	3.0%

Statutory Surety LOB performance - $ millions

	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	Trailing average 1-yr	3-yr	5-yr	10-yr
Direct premium written	$652	$821	$973	$973	$919	$885	$941	$1,017	$992	$924					
YoY growth	*26.0%*	*26.1%*	*18.4%*	*0.1%*	*(5.6%)*	*(3.7%)*	*6.3%*	*8.1%*	*(2.5%)*	*(6.8%)*		(6.8%)	(0.4%)	0.3%	6.6%
Net premiums written	**$732**	**$722**	**$775**	**$822**	**$701**	**$713**	**$790**	**$848**	**$910**	**$844**					
YoY growth	*58.7%*	*(1.4%)*	*7.4%*	*6.0%*	*(14.7%)*	*1.6%*	*10.8%*	*7.4%*	*7.3%*	*(7.3%)*		(7.3%)	2.5%	4.0%	7.6%
Net premiums earned	**$612**	**$718**	**$692**	**$815**	**$724**	**$757**	**$777**	**$790**	**$896**	**$853**					
YoY growth	*36.6%*	*17.4%*	*(3.7%)*	*17.9%*	*(11.2%)*	*4.5%*	*2.7%*	*1.7%*	*13.3%*	*(4.8%)*		(4.8%)	3.4%	3.5%	7.4%
Underwriting performance															
CY Loss ratio[2]	48.7%	67.7%	92.3%	55.6%	160.2%	32.6%	28.6%	32.6%	9.0%	14.5%		14.5%	18.7%	23.5%	54.2%
Expense ratio[3]	30.1%	27.8%	26.9%	25.9%	25.5%	22.1%	22.2%	21.7%	20.6%	20.3%		20.3%	20.9%	21.4%	24.3%
CY Combined ratio[4]	**78.8%**	**95.6%**	**119.1%**	**81.4%**	**185.7%**	**54.7%**	**50.8%**	**54.2%**	**29.6%**	**34.8%**		34.8%	39.6%	44.8%	78.5%

Selected Surety market commentary from 4Q'10 earnings call

- "The continued sluggishness in the economy and particularly the impact on public and private construction spending has significantly affected the volume of surety business in the marketplace" – Brian W. MacLean (President & COO)
- "In Bond & Financial Products, we continue to see a challenging growth environment. As I said, in the surety business, the economy is resulting in a lack of business opportunity, but our margins remain strong." – Brian W. MacLean (President & COO)
- "The net favorable prior year reserve development in the current quarter (4Q'10) resulted primarily from better than expected loss experience in the fidelity & surety line of business within Bond & Financial Products" – 4Q'10 earnings press release
- "Net written premiums of $513 million (Bond & Financial Products LOB NPW for 4Q'10) decreased 11 percent from the prior year quarter, primarily reflecting lower business volumes in construction surety due to the continued slowdown in construction spending. Retention rates remained strong. Renewal premium change was modestly negative, consistent with recent quarters. New business volumes decreased slightly from the prior year quarter." – 4Q'10 earnings press release

Source: Company filings, SNL Financial; Note: Statutory Surety LOB performance data based on consolidated statutory financial information; restated for acquisition activity
[1] Data prior to St. Paul's acquisition of Travelers Co. unavailable due to different business line organizations
[2] Calculated as direct losses incurred plus direct defense and cost containment expense incurred as a percent of direct premiums earned; Includes the impact of prior reserve development
[3] Calculated as commissions and brokerage expenses, plus taxes, licenses and other fees as a percent of direct premiums written
[4] Excludes policyholder dividends and includes the impact of prior reserve development

PROJECT WRIGLEY
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PROJECT WRIGLEY

PRELIMINARY WORKING DRAFT

Travelers Ins. Cos. (cont'd)

Statutory organizational structure & Federal underwriting limitation - $ millions

Company	NAIC #	2009 DPW	% Mkt. share (DPW)	Federal underwriting limitation
The Travelers Companies, Inc.				
Travelers Property Casualty Corp.				
Travelers Ins. Group Holdings				
Travelers Casualty & Surety Co.	*19038*	*$61.6*	*1.2%*	*$408.9*
Travelers Casualty & Surety Co. of America	***31194***	***850.6***	***16.4%***	***183.7***
Travelers Casualty Ins. Co. of America	*19046*	*0.0*	*0.0%*	*51.9*
Farmington Casualty Co.	*41483*	*0.9*	*0.0%*	*27.2*
Travelers Indemnity Co.	*25658*	*2.0*	*0.0%*	*837.3*
Standard Fire Insurance Co.	*19070*	*0.0*	*0.0%*	*137.6*
St. Paul Fire & Marine Ins Co.	*24767*	*$6.2*	*0.1%*	*$388.8*
St. Paul Mercury Insurance Co.	*24791*	*0.1*	*0.0%*	*6.7*
St. Paul Guardian Insurance Co	*24775*	*0.0*	*0.0%*	*2.7*
U.S. Fidelity & Guaranty Co.	*25887*	*2.2*	*0.0%*	*246.6*
Fidelity & Guaranty Ins Co.	*35386*	*0.2*	*0.0%*	*1.9*
Fidelity & Guaranty Insurance	*25879*	*0.0*	*0.0%*	*3.6*
	Total	**$924.2**	**17.8%**	

Source: Schedule Y and U.S. Department of Treasury Financial Management Service Bureau; updated as of 9/21/10
Note: Entities that wrote surety business in 2009 in italics; lead surety entity highlighted

PROJECT WRIGLEY

PROJECT WRIGLEY 7

J.P.Morgan

PRELIMINARY WORKING DRAFT

Liberty Mutual Ins. Cos.

Disclosed GAAP Surety LOB performance - $ millions

	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	Trailing average 1-yr	3-yr	5-yr	10-yr
Surety LOB															
Net premiums written	NA	NA	$264.9	$353.7	$421.8	$526.6	$636.0	$700.1	$815.6	$707.0	$731.0				
YoY growth				*33.5%*	*19.3%*	*24.8%*	*20.8%*	*10.1%*	*16.5%*	*(13.3%)*	*3.4%*	3.4%	2.2%	7.5%	14.4%

Statutory Surety LOB performance - $ millions

	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	Trailing average 1-yr	3-yr	5-yr	10-yr
Direct premium written	$299	$333	$349	$402	$478	$567	$675	$765	$833	$723					
YoY growth	*6.2%*	*11.3%*	*4.9%*	*15.1%*	*19.0%*	*18.5%*	*19.0%*	*13.3%*	*8.9%*	*(13.2%)*		(13.2%)	3.0%	9.3%	10.3%
Net premiums written	$213	$242	$257	$346	$415	$520	$630	$736	$817	$706					
YoY growth	*(3.9%)*	*13.8%*	*6.0%*	*34.9%*	*19.9%*	*25.3%*	*21.2%*	*16.8%*	*10.9%*	*(13.6%)*		(13.6%)	4.7%	12.1%	13.1%
Net premiums earned	$203	$208	$247	$311	$379	$488	$563	$675	$772	$742					
YoY growth	*1.8%*	*2.4%*	*19.1%*	*25.6%*	*21.9%*	*28.9%*	*15.3%*	*19.8%*	*14.4%*	*(3.9%)*		(3.9%)	10.1%	14.9%	14.6%
Underwriting performance															
CY Loss ratio[1]	45.7%	108.7%	36.5%	18.9%	25.4%	25.5%	18.3%	16.4%	19.5%	20.6%		20.6%	18.8%	20.1%	33.5%
Expense ratio[2]	30.6%	30.0%	28.7%	27.1%	26.8%	25.6%	25.6%	25.2%	25.4%	25.4%		25.4%	25.3%	25.5%	27.1%
CY Combined ratio[3]	**76.3%**	**138.7%**	**65.3%**	**45.9%**	**52.2%**	**51.1%**	**43.9%**	**41.6%**	**44.9%**	**46.0%**		46.0%	44.2%	45.5%	60.6%

Source: Company filings, SNL Financial

Note: Based on consolidated statutory financial information; restated for acquisition activity; GAAP financials include SafeCo Surety segment results and Ohio Casualty Corp. Fidelity & Surety LOB results

[1] Calculated as direct losses incurred plus direct defense and cost containment expense incurred as a percent of direct premiums earned; Includes the impact of prior reserve development

[2] Calculated as commissions and brokerage expenses, plus taxes, licenses and other fees as a percent of direct premiums written

[3] Excludes policyholder dividends and includes the impact of prior reserve development

PROJECT WRIGLEY

PROJECT WRIGLEY

8

J.P.Morgan

Statutory organizational structure & Federal underwriting limitation - $ millions Liberty Mutual Ins. Cos. (cont'd) Source: Schedule Y and U.S. Department of Treasury Financial Management Service Bureau; updated as of 9/21/10 Note: Entities that wrote surety business in 2009 in italics; lead surety entity(ies) highlighted 1 Ohio Casualty Insurance Co. is 78% owned by Liberty Mutual Insurance Co. with the remainder split equally between Liberty Mutual Fire Insurance Co., Employers Insurance Co. of Wausau and Peerless Insurance Co. 9 P R O J E C T W R I G L E Y

Zurich Financial Services Statutory Surety LOB performance - $ millions Source: SNL Financial; Schedule Y and U.S. Department of Treasury Financial Management Service Bureau; updated as of 9/21/10 Note: Based on consolidated statutory financial information; Entities that wrote surety business in 2009 in italics; lead surety entity highlighted 1 Calculated as direct losses incurred plus direct defense and cost containment expense incurred as a percent of direct premiums earned; Includes the impact of prior reserve development 2 Calculated as commissions and brokerage expenses, plus taxes, licenses and other fees as a percent of direct premiums written 3 Excludes policyholder dividends and includes the impact of prior reserve development 4 Fidelity & Deposit Co. of MD assumed via reinsurance $72mm of surety premiums from affiliates Statutory organizational structure & Federal underwriting limitation - $ millions 10 P R O J E C T W R I G L E Y

PRELIMINARY WORKING DRAFT

Chubb Corp.

Disclosed GAAP Surety LOB performance - $ millions

	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	Trailing average 1-yr	3-yr	5-yr	7-yr
Surety LOB															
Net premiums written					**$206**	**$244**	**$300**	**$339**	**$353**	**$326**	**$329**				
YoY growth						*18.6%*	*23.0%*	*13.0%*	*4.1%*	*(7.6%)*	*0.9%*	0.9%	(0.9%)	6.7%	8.7%
Net premiums earned					**$197**	**$217**	**$271**	**$320**	**$341**	**$331**	**$339**				
YoY growth						*10.4%*	*24.9%*	*18.1%*	*6.6%*	*(2.9%)*	*2.4%*	2.4%	2.0%	9.8%	9.9%
Underwriting performance															
AY Loss ratio					NA	NA	NA	14.7%	NA	14.3%	NA				
CY Loss ratio[1]					17.1%	28.7%	12.8%	5.3%	38.8%	3.7%	5.7%	5.7%	16.1%	13.3%	16.0%
Expense ratio					40.1%	34.2%	31.4%	30.1%	31.1%	33.7%	35.6%	35.6%	33.5%	32.4%	33.7%
CY Combined ratio[1]					**57.2%**	**62.9%**	**44.2%**	**35.4%**	**69.9%**	**37.4%**	**41.3%**	41.3%	49.5%	45.6%	49.8%

Statutory Surety LOB performance - $ millions

	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	Trailing average 1-yr	3-yr	5-yr	10-yr
Direct premium written	$120	$136	$173	$197	$211	$234	$275	$304	$297	$277					
YoY growth	*6.7%*	*13.4%*	*26.7%*	*14.3%*	*6.6%*	*11.2%*	*17.7%*	*10.2%*	*(2.1%)*	*(6.8%)*		(6.8%)	0.4%	6.0%	9.8%
Net premiums written	**$120**	**$120**	**$159**	**$174**	**$220**	**$252**	**$300**	**$329**	**$338**	**$314**					
YoY growth	*11.7%*	*(0.2%)*	*33.3%*	*9.4%*	*26.2%*	*14.7%*	*19.0%*	*9.5%*	*2.6%*	*(7.2%)*		(7.2%)	1.7%	7.7%	11.9%
Net premiums earned	**$105**	**$109**	**$134**	**$158**	**$207**	**$227**	**$274**	**$314**	**$330**	**$319**					
YoY growth	*14.4%*	*4.0%*	*22.6%*	*17.8%*	*31.5%*	*9.3%*	*20.9%*	*14.6%*	*5.1%*	*(3.4%)*		(3.4%)	5.4%	9.3%	13.7%
Underwriting performance															
CY Loss ratio[2]	67.4%	295.3%	NM	0.1%	5.4%	34.0%	13.8%	NM	36.4%	NM		NM	36.4%	28.1%	64.6%
CY Expense ratio[3]	27.5%	22.9%	21.8%	13.9%	15.1%	16.5%	15.8%	15.3%	16.3%	15.5%		15.5%	15.7%	15.9%	18.1%
CY Combined ratio[4]	**95.0%**	**318.2%**	**NM**	**14.0%**	**20.5%**	**50.5%**	**29.6%**	**NM**	**52.7%**	**NM**		NM	52.7%	44.3%	82.9%

Selected Surety market commentary from 4Q'10 / 3Q'10 company filings

- "Net premiums written for our surety business increased slightly in the first nine months of 2010. Premium growth for this business in the third quarter of 2010 was attributable, in part, to new business in non-U.S. locations. We expect that surety premium growth will be constrained for the remainder of the year." – 3Q'10 10-Q

Source: Company filings, SNL Financial; Note: Statutory Surety LOB performance data based on consolidated statutory financial information; restated for acquisition activity
[1] Includes the impact of prior reserve development
[2] Calculated as direct losses incurred plus direct defense and cost containment expense incurred as a percent of direct premiums earned; includes the impact of prior reserve development
[3] Calculated as commissions and brokerage expenses, plus taxes, licenses and other fees as a percent of direct premiums written
[4] Excludes policyholder dividends and includes the impact of prior reserve development

PROJECT WRIGLEY
PROJECT WRIGLEY
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J.P.Morgan

Statutory organizational structure & Federal underwriting limitation - $ millions Chubb Corp. (cont'd) Source: Schedule Y and U.S. Department of Treasury Financial Management Service Bureau; updated as of 9/21/10 Note: Entities that wrote surety business in 2009 in italics; lead surety entity highlighted 1 Fidelity & Deposit Co. of MD assumed via reinsurance $72mm of surety premiums from affiliates. 12 P R O J E C T W R I G L E Y

Hartford Financial Services Statutory Surety LOB performance - $ millions Source: Company filings, SNL Financial, Schedule Y and U.S. Department of Treasury Financial Management Service Bureau; updated as of 9/21/10; Note: Based on consolidated statutory financial information; restated for acquisition activity; entities that wrote surety business in 2009 in italics; lead surety entity highlighted 1 Calculated as direct losses incurred plus direct defense and cost containment expense incurred as a percent of direct premiums earned; includes the impact of prior reserve development; 2 Calculated as commissions and brokerage expenses, plus taxes, licenses and other fees as a percent of direct premiums written; 3 Excludes policyholder dividends and includes the impact of prior reserve development Disclosed GAAP Surety LOB performance - $ millions Statutory organizational structure & Federal underwriting limitation - $ millions 13 P R O J E C T W R I G L E Y

PRELIMINARY WORKING DRAFT

HCC Insurance Holdings

Disclosed GAAP Surety LOB performance - $ millions

	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	Trailing average 1-yr	Trailing average 3-yr
U.S. Surety LOB													
Gross premiums written									$145	$159	$172		
YoY growth										9.9%	7.7%	7.7%	8.8%
Net premiums written									$140	$153	$165		
YoY growth										9.9%	7.4%	7.4%	8.6%
Net premiums earned									$141	$148	$160		
YoY growth										4.8%	8.5%	8.5%	6.7%
Underwriting performance													
CY Loss ratio[1]									17.1%	22.8%	22.8%	22.8%	20.9%

Statutory Surety LOB performance - $ millions

	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	Trailing average 1-yr	Trailing average 3-yr	Trailing average 5-yr	Trailing average 10-yr
Direct premium written	$46	$56	$68	$83	$102	$125	$152	$172	$165	$165					
YoY growth	19.4%	22.0%	20.7%	23.0%	22.8%	22.1%	21.8%	13.0%	(3.9%)	0.2%		0.2%	3.1%	10.7%	16.1%
Net premiums written	$42	$50	$57	$69	$88	$111	$131	$163	$161	$160					
YoY growth	30.9%	19.0%	14.6%	19.9%	28.1%	25.8%	18.3%	24.2%	(1.1%)	(0.3%)		(0.3%)	7.6%	13.4%	17.9%
Net premiums earned	$37	$47	$52	$64	$79	$97	$118	$147	$160	$155					
YoY growth	25.9%	27.0%	11.0%	22.1%	23.0%	23.0%	22.0%	24.3%	8.7%	(3.2%)		(3.2%)	9.9%	15.0%	18.4%
Underwriting performance															
CY Loss ratio[1]	25.3%	21.3%	24.9%	20.7%	19.5%	19.3%	20.3%	10.8%	19.4%	25.0%		25.0%	18.4%	18.9%	20.6%
Expense ratio[2]	36.1%	35.5%	35.0%	35.7%	35.1%	34.7%	34.0%	34.0%	34.6%	34.5%		34.5%	34.4%	34.4%	34.9%
CY Combined ratio[4]	61.4%	56.8%	59.9%	56.5%	54.6%	53.9%	54.3%	44.8%	54.0%	59.5%		59.5%	52.8%	53.3%	55.6%

Selected Surety market commentary from 4Q'10 earnings call

- **<Q – Doug Mewhirter (RBC Capital Markets)>**: "Hi. Good morning. I just had a couple – some more questions. First, I noticed that your experience and the experience of some of your similar-size competitors in Surety continue to be fairly good. In fact, you mentioned that favorable development in U.S. Surety and it looks like your accident and your loss ratios seem to be favorable. Now given the economy, do you think it was maybe the effect of the rebound off of the, I guess, favorable comparisons with probably a pretty bad environment a year ago, and maybe you're a little bit conservative? Or it's just things – claims not rolling in as expected? Or is it as you expect it?"
- **<A – John Molbeck, Jr. (President and CEO)>**: "...We moved our loss picks up in 2009, anticipating more than our normal experience with respect to losses. We really haven't experienced that yet, but we still feel there's a tail to that business and it could happen in 2011. So for us, it is really – our Surety business and Credit business in the United States and internationally is a franchise that we've really been trying to build, it comes with it a low expense ratio – I'm sorry, a loss ratio. If you manage the business well, it comes with also a higher expense ratio, because that's what surety is all about. We're very happy with that portion of our overall portfolio."

Source: Company filings, SNL Financial; Note: Based on consolidated statutory financial information; restated for acquisition activity
[1] Includes the impact of prior reserve development
[2] Calculated as direct losses incurred plus direct defense and cost containment expense incurred as a percent of direct premiums earned; includes the impact of prior reserve development
[3] Calculated as commissions and brokerage expenses, plus taxes, licenses and other fees as a percent of direct premiums written
[4] Excludes policyholder dividends and includes the impact of prior reserve development

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PROJECT WRIGLEY

HCC Insurance Holdings (cont'd) Statutory organizational structure & Federal underwriting limitation - $ millions Source: Schedule Y and U.S. Department of Treasury Financial Management Service Bureau; updated as of 9/21/10 Note: Entities that wrote surety business in 2009 in italics; lead surety entity highlighted 15 P R O J E C T W R I G L E Y

International Fidelity Insurance Co. (private) Statutory Surety LOB performance - $ millions Source: Company filings, SNL Financial Note: Based on consolidated statutory financial information; restated for acquisition activity 1 Calculated as direct losses incurred plus direct defense and cost containment expense incurred as a percent of direct premiums earned; includes the impact of prior reserve development 2 Calculated as commissions and brokerage expenses, plus taxes, licenses and other fees as a percent of direct premiums written 3 Excludes policyholder dividends and includes the impact of prior reserve development 16 P R O J E C T W R I G L E Y

Statutory organizational structure & Federal underwriting limitation - $ millions ACE Limited Statutory Surety LOB performance - $ millions Source: Company filings, SNL Financial, Schedule Y and U.S. Department of Treasury Financial Management Service Bureau; updated as of 9/21/10 ; Note: Based on consolidated statutory financial information; Entities that wrote surety business in 2009 in italics; lead surety entity highlighted; 1 Calculated as direct losses incurred plus direct defense and cost containment expense incurred as a percent of direct premiums earned; includes the impact of prior reserve development; 2 Calculated as commissions and brokerage expenses, plus taxes, licenses and other fees as a percent of direct premiums written; 3 Excludes policyholder dividends and includes the impact of prior reserve development 17 P R O J E C T W R I G L E Y

American Financial Group Statutory Surety LOB performance - $ millions Source: Company filings, SNL Financial, Schedule Y and U.S. Department of Treasury Financial Management Service Bureau; updated as of 9/21/10 ; Note: Based on consolidated statutory financial information; Entities that wrote surety business in 2009 in italics; lead surety entity highlighted; 1 Calculated as direct losses incurred plus direct defense and cost containment expense incurred as a percent of direct premiums earned; includes the impact of prior reserve development; 2 Calculated as commissions and brokerage expenses, plus taxes, licenses and other fees as a percent of direct premiums written; 3 Excludes policyholder dividends and includes the impact of prior reserve development Statutory organizational structure & Federal underwriting limitation - $ millions 18 P R O J E C T W R I G L E Y

Hanover Insurance Group Statutory organizational structure & Federal underwriting limitation - $ millions Source: Company filings, SNL Financial, Schedule Y and U.S. Department of Treasury Financial Management Service Bureau; updated as of 9/21/10 ; Note: Based on consolidated statutory financial information; Entities that wrote surety business in 2009 in italics; lead surety entity highlighted; 1 Calculated as direct losses incurred plus direct defense and cost containment expense incurred as a percent of direct premiums earned; includes the impact of prior reserve development; 2 Calculated as commissions and brokerage expenses, plus taxes, licenses and other fees as a percent of direct premiums written; 3 Excludes policyholder dividends and includes the impact of prior reserve development Statutory organizational structure & Federal underwriting limitation - $ millions 19 P R O J E C T W R I G L E Y

Statutory Surety LOB performance - $ millions Disclosed GAAP Surety LOB performance - $ millions Source: Company filings, SNL Financial; Note: Based on consolidated statutory financial information; restated for acquisition activity 1 Includes the impact of prior reserve development 2 Calculated as direct losses incurred plus direct defense and cost containment expense incurred as a percent of direct premiums earned; includes the impact of prior reserve development 3 Calculated as commissions and brokerage expenses, plus taxes, licenses and other fees as a percent of direct premiums written 4 Excludes policyholder dividends and includes the impact of prior reserve development RLI Corp. 20 P R O J E C T W R I G L E Y

RLI Corp. (cont'd) "While the premiums in our general liability book-of-business declined in 2010, we were able to offset this decline by new product initiatives like crop and our geographical footprint expansion in surety (CBIC acquisition)" - John E. Robison (Treasurer and Chief Investment Officer) "...Surety, our gross written premium flat for the quarter up about 1% for the year, so we are seeing growth in our contract book, some 13% for the year as we built out our geographic footprint in '09 and certainly we have started seeing the benefit of that this year. We are watching this business very carefully as we know that in weak economies we can see loss trends move up. We haven't seen that yet, but we are watching this very carefully and watching our underwriters and our claim environment there. Our account-based commercial Surety is up 17% for the year, as we see more opportunities through our geographic expansion and that business is helped by our A+ rating from A.M. Best. We also saw - are going to see with the acquisition of CBIC continued growth in the Surety space and the addition of CBIC will make us a top 10 Surety in the U.S." - Michael J. Stone (President & COO) "...Our mix between Property, Casualty and Surety is now 50% casually, 35% Property and 15% Surety. A few years back, about 2005 casually represented some 70% of our business. We moved towards product areas where the market allows us to make an underwriting profit. Certainly, we'd like to get back to 70% Casualty at some point in time if the market hardens the way it did back in the early 2000s." - Michael J. Stone (President & COO) <Q - Bijan Moazami (FBR Capital Markets)>: Good morning, everyone. I have actually number of questions. First of all, could you guys talk about the CBIC acquisition and give us a little bit of guidance in terms of what we should be expecting in terms of top line and why this company, why an acquisition a Surety line? <A - Michael Stone (President & COO)>: Bijan, its Mike Stone. I think we have talked about trying to bulk up and scale up our Surety business and opportunity came along. We've had communication with CBIC over the - I don't know past five years or so culminating in this deal. We believe Surety is a great third leg to our stool. It's a bit countercyclical to the Property, Casualty. Its typically more steady, if you know what you are doing and underwriting correctly. We think we got the right recipe in that space now. We've been through some bumps. We think we've learned our lessons and we have great leadership and this will help western expansion. They've got a significant footprint in miscellaneous Surety which we believe is a great business and they also provide us entree with a package policy into the contracting marketplace something that we've looked at for sometime and this gives us a quite a boost into that space. So we think all-in-all it's a great underwriting company. It's not something we have to go and fix. They've actually outperformed RLI, I believe from the combined ratio standpoint of a long period of time. And we just think it's a great opportunity for us as we try to build out our Surety and provide a package policy in the marketplace. Selected surety LOB commentary from 4Q'10 earnings call Source: Company filings 21 P R O J E C T W R I G L E Y

Statutory organizational structure & Federal underwriting limitation - $ millions RLI Corp. (cont'd) Source: Schedule Y and U.S. Department of Treasury Financial Management Service Bureau; updated as of 9/21/10 Note: Entities that wrote surety business in 2009 in italics; lead surety entity highlighted 22 P R O J E C T W R I G L E Y

PRELIMINARY WORKING DRAFT

Cincinnati Financial

Disclosed GAAP Surety LOB performance - $ millions

	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	Trailing average 1-yr	3-yr	5-yr	6-yr
Surety & Executive Risk LOB															
Net premiums written					**$85**	**$85**	**$97**	**$102**	**$107**	**$101**	**$93**				
YoY growth						*0.0%*	*14.1%*	*5.2%*	*4.9%*	*(5.6%)*	*(7.9%)*	(7.9%)	(2.9%)	2.1%	1.8%
Net premiums earned					**$80**	**$80**	**$93**	**$100**	**$107**	**$104**	**$95**				
YoY growth						*0.0%*	*16.3%*	*7.5%*	*7.0%*	*(2.8%)*	*(8.7%)*	(8.7%)	(1.5%)	3.9%	3.2%
Underwriting performance															
AY Loss ratio					36.2%	48.3%	44.4%	40.6%	66.1%	73.2%	66.5%	66.5%	68.6%	58.2%	56.5%
CY Loss ratio[1]					26.6%	34.2%	50.7%	41.8%	72.6%	70.5%	69.9%	69.9%	71.0%	61.1%	56.6%

Statutory Surety LOB performance - $ millions

	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	Trailing average 1-yr	3-yr	5-yr	10-yr
Direct premium written	**$14.1**	**$16.5**	**$19.1**	**$22.0**	**$26.0**	**$31.8**	**$41.2**	**$42.4**	**$46.8**	**$48.9**					
YoY growth	*7.7%*	*16.6%*	*16.0%*	*15.3%*	*17.9%*	*22.3%*	*29.7%*	*3.0%*	*10.3%*	*4.5%*		4.5%	5.9%	13.9%	14.3%
Net premiums written	**$11.7**	**$14.2**	**$16.3**	**$18.9**	**$22.5**	**$26.0**	**$35.2**	**$36.1**	**$39.5**	**$40.0**					
YoY growth	*9.4%*	*21.1%*	*14.8%*	*16.3%*	*18.9%*	*15.8%*	*35.0%*	*2.6%*	*9.5%*	*1.3%*		1.3%	4.4%	12.8%	14.5%
Net premiums earned	**$11.7**	**$12.8**	**$14.8**	**$17.4**	**$21.0**	**$23.8**	**$31.5**	**$35.6**	**$39.4**	**$39.0**					
YoY growth	*(4.9%)*	*9.2%*	*15.7%*	*17.3%*	*21.1%*	*13.4%*	*32.2%*	*13.0%*	*10.7%*	*(1.1%)*		(1.1%)	7.5%	13.6%	12.7%
Underwriting performance															
Loss ratio[2]	NM	1.1%	6.5%	27.7%	10.5%	10.5%	17.0%	15.9%	40.2%	37.6%		37.6%	31.2%	24.2%	18.5%
Expense ratio[3]	32.9%	26.3%	2.8%	2.1%	2.1%	1.9%	2.3%	2.4%	2.3%	34.2%		34.2%	13.0%	8.6%	10.9%
Combined ratio[4]	**32.9%**	**27.4%**	**9.3%**	**29.8%**	**12.6%**	**12.4%**	**19.3%**	**18.3%**	**42.5%**	**71.7%**		71.7%	44.2%	32.8%	27.6%

Statutory organizational structure & Federal underwriting limitation - $ millions

Company	NAIC #	2009 DPW	% Mkt. share (DPW)	Federal underwriting limitation
Cincinnati Financial Corp.				
Cincinnati Insurance Co.	*10677*	***$48.7***	***0.9%***	***$339.4***
Cincinnati Casualty Co.	*28665*	*0.2*	*0.0%*	*25.4*
	Total	***$48.9***	***0.9%***	

Source: Company filings, SNL Financial, Schedule Y and U.S. Department of Treasury Financial Management Service Bureau; updated as of 9/21/10 ; Note: Based on consolidated statutory financial information; Entities that wrote surety business in 2009 in italics; lead surety entity highlighted; [1] Calculated as direct losses incurred plus direct defense and cost containment expense incurred as a percent of direct premiums earned; includes the impact of prior reserve development; [2] Calculated as commissions and brokerage expenses, plus taxes, licenses and other fees as a percent of direct premiums written; [3] Excludes policyholder dividends and includes the impact of prior reserve development

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PROJECT WRIGLEY

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J.P.Morgan